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Exhibit 10(i)

                         [Coopers & Lybrand Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Massachusetts Mutual Life Insurance Company

We consent to the inclusion in this Post-Effective Amendment No. 2 to the Registration Statement of CML/OFFITBANK Variable Annuity Separate Account on Form N-4 (Registration No. 33-63301), of our report dated February 17, 1998 on our audit of CML/OFFITBANK Variable Annuity Separate Account, and of our report dated February 6, 1998 on our audits of the statutory financial statements of Massachusetts Mutual Life Insurance Company, which includes explanatory paragraphs relating to the use of statutory accounting practices, which differ from generally accepted accounting principles. We also consent to the reference to our Firm under the caption "Independent Accountants."

                                                   Coopers & Lybrand L.L.P.

Springfield, Massachusetts
April 24, 1998

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